Equinix Reports Second Quarter 2019 Results

Interconnection and Data Center Leader Delivers 66th Consecutive Quarter of Revenue Growth and Raises Guidance Across All Key Operating Metrics

REDWOOD CITY, Calif., July 31, 2019 /PRNewswire/ --

  Quarterly revenues increased 10% year-over-year, both on an as-reported and normalized and constant currency basis, to $1.385 billion
  Customer deployments across multiple regions increased to 73% of total recurring revenue, demonstrating the value of Equinix's global platform
  Interconnection revenue growth continues to outpace colocation revenue growth, as global ecosystems continue to scale
  The portfolio of interconnection services on Platform Equinix® expanded with the launch of Network Edge, a new service enabling customers to deploy virtual network services at Equinix

Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today reported results for the quarter ended June 30, 2019. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements. All per-share results are presented on a fully diluted basis.

Second Quarter 2019 Results Summary

  Revenues
    $1.385 billion, a 2% increase over the previous quarter
  Operating Income
    $292 million, a 4% increase over the previous quarter, an operating margin of 21%
  Adjusted EBITDA
    $677 million, a 49% adjusted EBITDA margin, a 3% increase over the previous quarter
    Includes $3 million of integration costs
  Net Income and Net Income per Share attributable to Equinix
    $144 million, a 22% increase over the previous quarter
    $1.69 per share, a 17% increase over the previous quarter
  AFFO and AFFO per Share
    $498 million, a 2% increase over the previous quarter
    $5.87 per share
    Includes $3 million of integration costs

2019 Annual Guidance Summary

  Revenues
    $5.565 - $5.595 billion, a normalized and constant currency increase of 9% over the previous year, and a $10 million increase compared to prior guidance at the mid-point
  Adjusted EBITDA
    $2.660 - $2.690 billion, a 48% adjusted EBITDA margin, and a $15 million increase compared to prior guidance at the mid-point
    Assumes $11 million of integration costs
  AFFO and AFFO per Share
    $1.910 - $1.930 billion, a normalized and constant currency increase of 13 - 14% over the previous year, and a $25 million increase compared to prior guidance at the mid-point
    $22.57 - 22.81 per share, a normalized and constant currency increase of 8 - 9% over the previous year, and a $0.14 increase compared to prior guidance at the mid-point, including the impact of the Q2 ATM equity program activity
    Assumes $11 million of integration costs

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Quote
Charles Meyers, President and CEO, Equinix:

"Equinix had another strong quarter, as it continues to deliver distinctive and durable value for customers pursuing their digital transformation initiatives. As a variety of trends are making global businesses think differently about their infrastructure, Equinix is responding by both investing across its traditional strengths and layering in incremental capabilities that make it an easier-to-use, more accessible global platform. We see a large and expanding market opportunity, and we believe Equinix is uniquely positioned to capture this opportunity as customers prioritize digital transformation and adopt hybrid and multicloud as their architecture of choice."

Business Highlights

  Equinix further extended the portfolio of interconnection offerings on Platform Equinix with the launch of Network Edge services, a new service enabling companies to deploy virtualized services such as routers, firewalls and load balancers from industry-leading vendors including Cisco, Juniper Networks and Palo Alto Networks. Network Edge offers enterprises a new way to deploy network services and connect their digital supply chains on Equinix's global interconnection platform, without a physical data center deployment or hardware requirements. By combining Network Edge with Equinix Cloud Exchange Fabric™ (ECX Fabric™), customers can deploy virtual edge devices and interconnect them to clouds and network providers located in new global markets, extending their reach to potentially thousands of new business partners around the world.
  As a part of the company's hyperscale initiative, Equinix signed a greater than $1.0 billion initial joint venture limited liability partnership with GIC, Singapore's sovereign wealth fund, to develop and operate xScale™ data centers in Amsterdam, Frankfurt, London and Paris, which is expected to close in Q3 2019. xScale data centers will serve the unique core workload deployment needs of a targeted group of hyperscale companies, including the world's largest cloud service providers. The facilities, on or proximate to some of Equinix's existing International Business Exchange™ (IBX®) data center campuses, will allow these key enablers of digital transformation to streamline their continued growth, while strengthening Equinix's leadership position in the cloud ecosystem, as enterprises increasingly embrace hybrid multicloud as the IT architecture of choice.
  Fitch Ratings upgraded all of Equinix's ratings to investment grade, reflecting Equinix's leading market position in data center colocation and interconnection, geographic diversity, stable customer and revenue characteristics, and positive secular demand drivers. Equinix's lower leverage relative to its peer group, wide access to diverse sources of capital and substantial liquidity were all deemed consistent with an investment grade REIT profile. This is Equinix's second investment grade upgrade following S&P Global Ratings' upgrade to BBB- on February 27, 2019, making Equinix's notes index-eligible to further expand its potential global investor base while also triggering the automatic covenant fall-away provisions in certain senior note indentures issued by Equinix, and also providing the company a significant opportunity to lower its net borrowing costs on both existing and new debt facilities.
  Equinix continued to amplify its go-to-market reach through indirect selling initiatives, with channel sales delivering more than 25% of the bookings for the quarter. Additionally, channel bookings accounted for 60% of the new logos acquired in the quarter, as Equinix deepened its engagement with high-priority partners to drive increased productivity and joint offer creation across its reseller and alliance partners.
  As digital transformation is forcing companies to change how they interconnect users and clouds at the digital edge, Equinix now serves more than half of the Fortune 500 and has its highest number ever of Fortune 500 and Global 2000 prospects in the pipeline. As a part of this, in Q2, the enterprise vertical experienced diversified growth across travel, legal and healthcare sub-segments. New wins included a global builder and operator of toll roads enabling IoT smart transportation systems, and a leading fashion brand implementing a multicloud strategy.
  Equinix continued strong growth with the cloud and IT vertical with record bookings in Q2. The company now has 40% of all cloud on-ramps from the top cloud service providers. Customer wins in the quarter included a Fortune 75 technology company expanding a hosted unified communication service, and ServiceNow, expanding its footprint to support its growing customer base.

Business Outlook

The business outlook includes the expected impact of the EMEA hyperscale joint venture expected to close in the third quarter; including the reduction in revenue, adjusted EBITDA and AFFO due to the sale of both LD10 and PA8 to the joint venture, net of the fees earned, lease payments incurred by Equinix and AFFO contribution from Equinix's 20% non-controlling interest in the joint venture.

For the third quarter of 2019, the Company expects revenues to range between $1.399 and $1.409 billion, an increase of 1% quarter-over-quarter, at the mid-point of guidance on both an as-reported and a normalized and constant currency basis, taking into consideration the net impact of the EMEA hyperscale joint venture. This guidance includes a positive foreign currency benefit of $8 million when compared to the average FX rates in Q2 2019. Adjusted EBITDA is expected to range between $665 and $675 million, including the higher seasonal cost of revenues, and includes a $4 million positive foreign currency benefit when compared to the average FX rates in Q2 2019 and $4 million of integration costs from acquisitions. Recurring capital expenditures are expected to range between $52 and $62 million, a meaningful and as-expected step up over the prior two quarters.

For the full year of 2019, total revenues are expected to range between $5.565 and $5.595 billion, a 10% increase over the previous year or a normalized and constant currency increase of 9% at the mid-point. This $10 million increase from previously issued guidance is due to $12 million of better than expected operating business performance and a $5 million positive foreign currency benefit when compared to prior guidance rates, offset in part by a $7 million reduction from the net impact of the EMEA hyperscale joint venture. Adjusted EBITDA is expected to range between $2.660 and $2.690 billion, an adjusted EBITDA margin of 48%. This $15 million increase from previously issued guidance is due to $19 million of better than expected operating business performance, a $2 million reduction of integration costs and a $1 million positive foreign currency benefit when compared to prior guidance rates, offset in part by a $7 million reduction from the net impact of the EMEA hyperscale joint venture. AFFO is expected to range between $1.910 and $1.930 billion, a 15 - 16% increase over the previous year or a normalized and constant currency increase of 13 - 14%. This $25 million increase from previously issued guidance is due to $17 million of better than expected operating business performance, a $2 million reduction of integration costs and an $11 million positive foreign currency benefit when compared to prior guidance rates, offset in part by a $5 million reduction from the net impact of the EMEA hyperscale joint venture. AFFO per share is expected to range between $22.57 - 22.81, a 9 - 10% increase over the previous year or a normalized and constant currency increase of 8 - 9%, after taking into consideration the equity financing activity over the first half of the year. Non-recurring capital expenditures are expected to range between $1.730 and $1.920 billion, and recurring capital expenditures are expected to range between $170 and $180 million.

The U.S. dollar exchange rates used for 2019 guidance, taking into consideration the impact of our current foreign currency hedges, have been updated to $1.17 to the Euro, $1.34 to the Pound, ¥108 to the U.S. dollar, S$1.35 to the U.S. dollar, and R$3.84 to the U.S. dollar. The Q2 2019 global revenue breakdown by currency for the Euro, British Pound, Singapore Dollar, Japanese Yen and Brazilian Real is 20%, 9%, 7%, 6% and 3%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, income tax expense, an income tax expense adjustment, recurring capital expenditures, other income (expense), (gains) losses on disposition of real estate property and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q2 2019 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended June 30, 2019, along with its future outlook, in its quarterly conference call on Wednesday, July 31, 2019, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the Company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-517-308-9482 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call through Wednesday, October 30, 2019, by dialing 1-203-369-0227 and referencing the passcode 2019. In addition, the webcast will be available at www.equinix.com/investors (no password required).

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Equinix Investor Relations website at www.equinix.com/investors.

Additional Resources

  Equinix Investor Relations Resources

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most-interconnected data centers. On this global platform for digital business, companies come together across more than 50 markets on five continents to reach everywhere, interconnect everyone and integrate everything they need to create their digital futures.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix provides normalized and constant currency growth rates, which are calculated to adjust for acquisitions, dispositions, integration costs, changes in accounting principles and foreign currency.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents income or loss from operations excluding depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of an IBX data center, and do not reflect its current or future cash spending levels to support its business. Its IBX data centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of an IBX data center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional IBX data centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the IBX data centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX data centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, Equinix and many investors and analysts exclude stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX data centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Equinix also excludes gain or loss on asset sales as it represents profit or loss that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes acquisition costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The acquisition costs relate to costs Equinix incurs in connection with business combinations. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the acquisitions. Management believes items such as restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), both commonly used in the REIT industry, as supplemental performance measures. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income or loss from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and acquisition costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenues from installation fees, since installation fees are deferred and recognized ratably over the period of contract term, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. Equinix also includes an adjustment to contract costs incurred to obtain contracts, since contract costs are capitalized and amortized over the estimated period of benefit on a straight-line basis, although costs of obtaining contracts are generally incurred and paid during the period of obtaining the contracts. The adjustments for installation revenues, straight-line rent expense and contract costs are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs and debt discounts and premiums as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gain or loss on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX data centers or other assets that are required to support current revenues. Equinix also excludes net income or loss from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income or loss from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

EQUINIX, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Recurring revenues	$1,306,045	$1,274,828	$1,187,749	$2,580,873	$2,338,378
Non-recurring revenues	78,932	88,390	74,194	167,322	139,442
Revenues	1,384,977	1,363,218	1,261,943	2,748,195	2,477,820
Cost of revenues	698,179	682,030	651,801	1,380,209	1,274,231
Gross profit	686,798	681,188	610,142	1,367,986	1,203,589
Operating expenses:
Sales and marketing	159,201	169,715	154,202	328,916	313,978
General and administrative	232,656	215,046	210,489	447,702	413,646
Acquisition costs	2,774	2,471	30,413	5,245	35,052
Impairment charges	386	14,448	—	14,834	—
Total operating expenses	395,017	401,680	395,104	796,697	762,676
Income from operations	291,781	279,508	215,038	571,289	440,913
Interest and other income (expense):
Interest income	7,762	4,202	3,958	11,964	8,568
Interest expense	(120,547)	(122,846)	(134,673)	(243,393)	(260,950)
Other income (expense)	12,180	(166)	8,866	12,014	5,802
Loss on debt extinguishment	—	(382)	(19,215)	(382)	(40,706)
Total interest and other, net	(100,605)	(119,192)	(141,064)	(219,797)	(287,286)
Income before income taxes	191,176	160,316	73,974	351,492	153,627
Income tax expense	(47,324)	(42,569)	(6,356)	(89,893)	(23,115)
Net income	143,852	117,747	67,618	261,599	130,512
Net (income) loss attributable to non-controlling interests	(325)	331	—	6	—
Net income attributable to Equinix	$143,527	$118,078	$67,618	$261,605	$130,512
Net income per share attributable to Equinix:
Basic net income per share	$1.70	$1.44	$0.85	$3.15	$1.64
Diluted net income per share	$1.69	$1.44	$0.85	$3.13	$1.64
Shares used in computing basic net income per share	84,399	81,814	79,479	83,114	79,361
Shares used in computing diluted net income per share	84,767	82,090	79,752	83,471	79,746

EQUINIX, INC.
Condensed Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net income	$143,852	$117,747	$67,618	$261,599	$130,512
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	25,127	(81,719)	(421,233)	(56,592)	(275,382)
Net investment hedge CTA gain (loss)	(37,857)	76,850	226,115	38,993	153,480
Unrealized gain (loss) on cash flow hedges	(3,355)	8,224	35,280	4,869	31,200
Net actuarial gain (loss) on defined benefit plans	(7)	(11)	13	(18)	21
Total other comprehensive income (loss), net of tax	(16,092)	3,344	(159,825)	(12,748)	(90,681)
Comprehensive income (loss), net of tax	127,760	121,091	(92,207)	248,851	39,831
Net (income) loss attributable to non-controlling interests	(325)	331	—	6	—
Other comprehensive (income) loss attributable to non-controlling interests	14	(7)	—	7	—
Comprehensive income (loss) attributable to Equinix	$127,449	$121,415	$(92,207)	$248,864	$39,831

EQUINIX, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$1,613,529	$606,166
Short-term investments	17,219	4,540
Accounts receivable, net	752,680	630,119
Other current assets	251,451	274,857
Assets held for sale	353,622	—
Total current assets	2,988,501	1,515,682
Property, plant and equipment, net	10,992,740	11,026,020
Operating lease right-of-use assets	1,468,378	—
Goodwill	4,768,880	4,836,388
Intangible assets, net	2,204,405	2,333,296
Other assets	463,601	533,252
Total assets	$22,886,505	$20,244,638
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$768,670	$756,692
Accrued property, plant and equipment	344,693	179,412
Current portion of operating lease liabilities	140,733	—
Current portion of finance lease liabilities	61,094	77,844
Current portion of mortgage and loans payable	72,795	73,129
Current portion of senior notes	300,929	300,999
Other current liabilities	142,461	126,995
Liabilities held for sale	53,030	—
Total current liabilities	1,884,405	1,515,071
Operating lease liabilities, less current portion	1,324,527	—
Finance lease liabilities, less current portion	1,140,676	1,441,077
Mortgage and loans payable, less current portion	1,267,551	1,310,663
Senior notes, less current portion	7,959,467	8,128,785
Other liabilities	560,650	629,763
Total liabilities	14,137,276	13,025,359
Common stock	85	81
Additional paid-in capital	12,450,614	10,751,313
Treasury stock	(144,725)	(145,161)
Accumulated dividends	(3,743,869)	(3,331,200)
Accumulated other comprehensive loss	(958,443)	(945,702)
Retained earnings	1,145,580	889,948
Total Equinix stockholders' equity	8,749,242	7,219,279
Non-controlling interests	(13)	—
Total stockholders' equity	8,749,229	7,219,279
Total liabilities and stockholders' equity	$22,886,505	$20,244,638

Ending headcount by geographic region is as follows:
Americas headcount	3,527	3,480
EMEA headcount	2,872	2,751
Asia-Pacific headcount	1,691	1,672
Total headcount	8,090	7,903

EQUINIX, INC.
Summary of Debt Principal Outstanding
(in thousands)
(unaudited)

	June 30, 2019	December 31, 2018

Finance lease liabilities	$1,201,770	$1,518,921

Term loans	1,296,124	1,337,868
Mortgage payable and other loans payable	44,222	45,924
Plus: debt discount and issuance costs, net	3,895	4,732
Total mortgage and loans payable principal	1,344,241	1,388,524

Senior notes	8,260,396	8,429,784
Plus: debt issuance costs	68,936	75,372
Less: debt premium	(3,132)	(5,031)
Total senior notes principal	8,326,200	8,500,125

Total debt principal outstanding	$10,872,211	$11,407,570

EQUINIX, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Cash flows from operating activities:
Net income	$143,852	$117,747	$67,618	$261,599	$130,512
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	320,550	314,705	308,828	635,255	615,293
Stock-based compensation	61,519	49,023	49,725	110,542	92,261
Amortization of debt issuance costs and debt discounts and premiums	3,238	2,995	3,362	6,233	7,461
Loss on debt extinguishment	—	382	19,215	382	40,706
Impairment charges	386	14,448	—	14,834	—
Other items	4,745	8,224	2,322	12,969	11,210
Changes in operating assets and liabilities:
Accounts receivable	(42,370)	(84,350)	32,834	(126,720)	(38,441)
Income taxes, net	14,837	15,825	(7,485)	30,662	(22,866)
Accounts payable and accrued expenses	7,476	(11,463)	10,818	(3,987)	(24,325)
Operating lease right-of-use assets	37,219	41,264	—	78,483	—
Operating lease liabilities	(34,919)	(38,886)	—	(73,805)	—
Other assets and liabilities	26,390	(8,773)	51,491	17,617	27,824
Net cash provided by operating activities	542,923	421,141	538,728	964,064	839,635
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(3,063)	(8,779)	13,240	(11,842)	12,743
Business acquisitions, net of cash and restricted cash acquired	(34,143)	—	(830,993)	(34,143)	(830,993)
Purchases of real estate	(41,715)	(5,721)	(27,082)	(47,436)	(41,782)
Purchases of other property, plant and equipment	(444,171)	(363,967)	(520,239)	(808,138)	(869,968)
Net cash used in investing activities	(523,092)	(378,467)	(1,365,074)	(901,559)	(1,730,000)
Cash flows from financing activities:
Proceeds from employee equity awards	—	27,593	13	27,593	25,860
Payment of dividend distributions	(208,449)	(204,603)	(181,760)	(413,052)	(368,759)
Proceeds from public offering of common stock, net of offering costs	348,121	1,213,434	7,622	1,561,555	7,622
Proceeds from senior notes	—	—	—	—	929,850
Repayment of finance lease liabilities	(11,954)	(31,158)	(14,069)	(43,112)	(69,856)
Repayment of mortgage and loans payable	(17,878)	(18,334)	(18,816)	(36,212)	(25,415)
Repayment of senior notes	(150,000)	—	—	(150,000)	—
Debt extinguishment costs	—	—	148	—	(20,556)
Debt issuance costs	—	—	—	—	(11,583)
Other financing activities	—	—	580	—	580
Net cash provided by (used in) financing activities	(40,160)	986,932	(206,282)	946,772	467,743
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	2,106	(1,695)	(33,743)	411	(25,840)
Net increase (decrease) in cash, cash equivalents and restricted cash	(18,223)	1,027,911	(1,066,371)	1,009,688	(448,462)
Cash, cash equivalents and restricted cash at beginning of period	1,655,515	627,604	2,068,610	627,604	1,450,701
Cash, cash equivalents and restricted cash at end of period	$1,637,292	$1,655,515	$1,002,239	$1,637,292	$1,002,239
Supplemental cash flow information:
Cash paid for taxes	$32,669	$27,024	$17,681	$59,693	$49,442
Cash paid for interest	$113,266	$146,144	$115,071	$259,410	$222,128

Free cash flow (negative free cash flow) (1)	$22,894	$51,453	$(839,586)	$74,347	$(903,108)

Adjusted free cash flow (adjusted negative free cash flow) (2)	$98,752	$57,174	$18,489	$155,926	$(30,333)

(1)

We define free cash flow (negative free cash flow) as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$542,923	$421,141	$538,728	$964,064	$839,635
Net cash used in investing activities as presented above	(523,092)	(378,467)	(1,365,074)	(901,559)	(1,730,000)
Purchases, sales and maturities of investments, net	3,063	8,779	(13,240)	11,842	(12,743)
Free cash flow (negative free cash flow)	$22,894	$51,453	$(839,586)	$74,347	$(903,108)

(2)

We define adjusted free cash flow (adjusted negative free cash flow) as free cash flow (negative free cash flow) as defined above, excluding any purchases of real estate and business acquisitions, net of cash and restricted cash acquired as presented below:

Free cash flow (negative free cash flow) as defined above	$22,894	$51,453	$(839,586)	$74,347	$(903,108)
Less business acquisitions, net of cash and restricted cash acquired	34,143	—	830,993	34,143	830,993
Less purchases of real estate	41,715	5,721	27,082	47,436	41,782
Adjusted free cash flow (adjusted negative free cash flow)	$98,752	$57,174	$18,489	$155,926	$(30,333)

	EQUINIX, INC.
	Non-GAAP Measures and Other Supplemental Data
	(in thousands)
	(unaudited)

		Three Months Ended			Six Months Ended
		June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	Recurring revenues	$1,306,045	$1,274,828	$1,187,749	$2,580,873	$2,338,378
	Non-recurring revenues	78,932	88,390	74,194	167,322	139,442
	Revenues (1)	1,384,977	1,363,218	1,261,943	2,748,195	2,477,820

	Cash cost of revenues (2)	460,983	448,381	421,733	909,364	817,255
	Cash gross profit (3)	923,994	914,837	840,210	1,838,831	1,660,565

	Cash operating expenses (4)(7):
	Cash sales and marketing expenses (5)	95,114	108,216	91,468	203,330	189,537
	Cash general and administrative expenses(6)	151,870	146,466	144,738	298,336	287,509
	Total cash operating expenses (4) (7)	246,984	254,682	236,206	501,666	477,046

	Adjusted EBITDA (8)	$677,010	$660,155	$604,004	$1,337,165	$1,183,519

	Cash gross margins (9)	67%	67%	67%	67%	67%

	Adjusted EBITDA margins(10)	49%	48%	48%	49%	48%

	Adjusted EBITDA flow-through rate (11)	77%	81%	53%	70%	55%

	FFO (12)	$352,973	$326,073	$289,525	$679,046	$580,280

	AFFO (13) (14)	$497,647	$488,120	$428,126	$985,767	$842,702

	Basic FFO per share (15)	$4.18	$3.99	$3.64	$8.17	$7.31

	Diluted FFO per share (15)	$4.16	$3.97	$3.63	$8.14	$7.28

	Basic AFFO per share (15)	$5.90	$5.97	$5.39	$11.86	$10.62

	Diluted AFFO per share(15)	$5.87	$5.95	$5.37	$11.81	$10.57

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$444,086	$439,981	$433,895	$884,067	$861,020
	Interconnection	142,460	138,563	131,720	281,023	260,973
	Managed infrastructure	22,908	21,787	18,292	44,695	36,827
	Other	5,352	5,979	4,980	11,331	6,059
	Recurring revenues	614,806	606,310	588,887	1,221,116	1,164,879
	Non-recurring revenues	29,614	38,056	29,388	67,670	56,023
	Revenues	$644,420	$644,366	$618,275	$1,288,786	$1,220,902

	EMEA Revenues:

	Colocation	$347,795	$331,125	$293,518	$678,920	$581,579
	Interconnection	38,614	37,525	33,969	76,139	68,946
	Managed infrastructure	28,397	29,088	29,731	57,485	60,417
	Other	2,275	2,499	2,364	4,774	4,130
	Recurring revenues	417,081	400,237	359,582	817,318	715,072
	Non-recurring revenues	32,774	34,423	23,586	67,197	47,726
	Revenues	$449,855	$434,660	$383,168	$884,515	$762,798

	Asia-Pacific Revenues:

	Colocation	$213,734	$209,665	$186,172	$423,399	$352,370
	Interconnection	37,957	36,696	31,924	74,653	62,693
	Managed infrastructure	22,467	21,920	21,184	44,387	43,364
	Recurring revenues	274,158	268,281	239,280	542,439	458,427
	Non-recurring revenues	16,544	15,911	21,220	32,455	35,693
	Revenues	$290,702	$284,192	$260,500	$574,894	$494,120

	Worldwide Revenues:

	Colocation	$1,005,615	$980,771	$913,585	$1,986,386	$1,794,969
	Interconnection	219,031	212,784	197,613	431,815	392,612
	Managed infrastructure	73,772	72,795	69,207	146,567	140,608
	Other	7,627	8,478	7,344	16,105	10,189
	Recurring revenues	1,306,045	1,274,828	1,187,749	2,580,873	2,338,378
	Non-recurring revenues	78,932	88,390	74,194	167,322	139,442
	Revenues	$1,384,977	$1,363,218	$1,261,943	$2,748,195	$2,477,820

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$698,179	$682,030	$651,801	$1,380,209	$1,274,231
	Depreciation, amortization and accretion expense	(230,696)	(228,637)	(225,461)	(459,333)	(448,470)
	Stock-based compensation expense	(6,500)	(5,012)	(4,607)	(11,512)	(8,506)
	Cash cost of revenues	$460,983	$448,381	$421,733	$909,364	$817,255

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$182,920	$179,635	$180,057	$362,555	$344,312
	EMEA cash cost of revenues	179,347	173,201	155,085	352,548	307,899
	Asia-Pacific cash cost of revenues	98,716	95,545	86,591	194,261	165,044
	Cash cost of revenues	$460,983	$448,381	$421,733	$909,364	$817,255

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expense as selling, general, and administrative expense less depreciation, amortization, and stock-based compensation. We also refer to cash operating expense as cash selling, general and administrative expense or "cash SG&A".

	Selling, general, and administrative expense	$391,857	$384,761	$364,691	$776,618	$727,624
	Depreciation and amortization expense	(89,854)	(86,068)	(83,367)	(175,922)	(166,823)
	Stock-based compensation expense	(55,019)	(44,011)	(45,118)	(99,030)	(83,755)
	Cash operating expense	$246,984	$254,682	$236,206	$501,666	$477,046

(5)	We define cash sales and marketing expense as sales and marketing expense less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expense	$159,201	$169,715	$154,202	$328,916	$313,978
	Depreciation and amortization expense	(48,930)	(48,198)	(48,626)	(97,128)	(98,627)
	Stock-based compensation expense	(15,157)	(13,301)	(14,108)	(28,458)	(25,814)
	Cash sales and marketing expense	$95,114	$108,216	$91,468	$203,330	$189,537

(6)	We define cash general and administrative expense as general and administrative expense less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expense	$232,656	$215,046	$210,489	$447,702	$413,646
	Depreciation and amortization expense	(40,924)	(37,870)	(34,741)	(78,794)	(68,196)
	Stock-based compensation expense	(39,862)	(30,710)	(31,010)	(70,572)	(57,941)
	Cash general and administrative expense	$151,870	$146,466	$144,738	$298,336	$287,509

(7)	The geographic split of our cash operating expense, or cash SG&A, as defined above, is presented below:

	Americas cash SG&A	$152,448	$156,893	$144,263	$309,341	$291,086
	EMEA cash SG&A	60,863	62,387	57,268	123,250	117,906
	Asia-Pacific cash SG&A	33,673	35,402	34,675	69,075	68,054
	Cash SG&A	$246,984	$254,682	$236,206	$501,666	$477,046

(8)

We define adjusted EBITDA as income from operations excluding depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs and gain or loss on asset sales as presented below:

	Income from operations	$291,781	$279,508	$215,038	$571,289	$440,913
	Depreciation, amortization and accretion expense	320,550	314,705	308,828	635,255	615,293
	Stock-based compensation expense	61,519	49,023	49,725	110,542	92,261
	Impairment charges	386	14,448	—	14,834	—
	Acquisition costs	2,774	2,471	30,413	5,245	35,052
	Adjusted EBITDA	$677,010	$660,155	$604,004	$1,337,165	$1,183,519

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$99,195	$90,011	$87,711	$189,206	$189,447
	Americas depreciation, amortization and accretion expense	167,614	167,136	160,337	334,750	318,363
	Americas stock-based compensation expense	42,676	34,171	35,104	76,847	64,981
	Americas impairment charges	386	14,448	—	14,834	—
	Americas acquisition costs	(819)	2,072	10,803	1,253	12,713
	Americas adjusted EBITDA	$309,052	$307,838	$293,955	$616,890	$585,504

	EMEA income from operations	$106,555	$105,007	$73,046	$211,562	$137,149
	EMEA depreciation, amortization and accretion expense	88,109	84,547	88,828	172,656	181,320
	EMEA stock-based compensation expense	11,353	8,863	8,403	20,216	15,542
	EMEA acquisition costs	3,628	655	538	4,283	2,982
	EMEA adjusted EBITDA	$209,645	$199,072	$170,815	$408,717	$336,993

	Asia-Pacific income from operations	$86,031	$84,490	$54,281	$170,521	$114,317
	Asia-Pacific depreciation, amortization and accretion expense	64,827	63,022	59,663	127,849	115,610
	Asia-Pacific stock-based compensation expense	7,490	5,989	6,218	13,479	11,738
	Asia-Pacific acquisition costs	(35)	(256)	19,072	(291)	19,357
	Asia-Pacific adjusted EBITDA	$158,313	$153,245	$139,234	$311,558	$261,022

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	72%	72%	71%	72%	72%
	EMEA cash gross margins	60%	60%	60%	60%	60%
	Asia-Pacific cash gross margins	66%	66%	67%	66%	67%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	48%	48%	48%	48%	48%
	EMEA adjusted EBITDA margins	47%	46%	45%	46%	44%
	Asia-Pacific adjusted EBITDA margins	54%	54%	53%	54%	53%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$677,010	$660,155	$604,004	$1,337,165	$1,183,519
	Less adjusted EBITDA - prior period	(660,155)	(617,195)	(579,515)	(1,229,721)	(1,115,159)
	Adjusted EBITDA growth	$16,855	$42,960	$24,489	$107,444	$68,360

	Revenues - current period	$1,384,977	$1,363,218	$1,261,943	$2,748,195	$2,477,820
	Less revenues - prior period	(1,363,218)	(1,310,083)	(1,215,877)	(2,593,834)	(2,352,482)
	Revenue growth	$21,759	$53,135	$46,066	$154,361	$125,338

	Adjusted EBITDA flow-through rate	77%	81%	53%	70%	55%

(12)

FFO is defined as net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$143,852	$117,747	$67,618	$261,599	$130,512
	Net (income) loss attributable to non-controlling interests	(325)	331	—	6	—
	Net income attributable to Equinix	143,527	118,078	67,618	261,605	130,512
	Adjustments:
	Real estate depreciation	209,103	205,649	221,029	414,752	443,884
	Loss on disposition of real estate property	343	2,346	878	2,689	5,884
	FFO attributable to common shareholders	$352,973	$326,073	$289,525	$679,046	$580,280

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, net income or loss from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO attributable to common shareholders	$352,973	$326,073	$289,525	$679,046	$580,280
	Adjustments:
	Installation revenue adjustment	1,492	1,029	840	2,521	2,999
	Straight-line rent expense adjustment	2,300	2,378	1,664	4,678	3,965
	Amortization of deferred financing costs and debt discounts and premiums	3,238	2,995	3,362	6,233	7,461
	Contract cost adjustment	(12,348)	(6,778)	(4,384)	(19,126)	(7,739)
	Stock-based compensation expense	61,519	49,023	49,725	110,542	92,261
	Non-real estate depreciation expense	60,904	57,994	35,267	118,898	69,364
	Amortization expense	49,217	49,535	51,035	98,752	101,651
	Accretion expense	1,326	1,527	1,497	2,853	394
	Recurring capital expenditures	(36,726)	(20,947)	(42,206)	(57,673)	(77,437)
	Loss on debt extinguishment	—	382	19,215	382	40,706
	Acquisition costs	2,774	2,471	30,413	5,245	35,052
	Impairment charges	386	14,448	—	14,834	—
	Income tax expense adjustment	10,592	7,990	(7,827)	18,582	(6,255)
	AFFO attributable to common shareholders	$497,647	$488,120	$428,126	$985,767	$842,702

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$677,010	$660,155	$604,004	$1,337,165	$1,183,519
	Adjustments:
	Interest expense, net of interest income	(112,785)	(118,644)	(130,715)	(231,429)	(252,382)
	Amortization of deferred financing costs and debt discounts and premiums	3,238	2,995	3,362	6,233	7,461
	Income tax expense	(47,324)	(42,569)	(6,356)	(89,893)	(23,115)
	Income tax expense adjustment	10,592	7,990	(7,827)	18,582	(6,255)
	Straight-line rent expense adjustment	2,300	2,378	1,664	4,678	3,965
	Contract cost adjustment	(12,348)	(6,778)	(4,384)	(19,126)	(7,739)
	Installation revenue adjustment	1,492	1,029	840	2,521	2,999
	Recurring capital expenditures	(36,726)	(20,947)	(42,206)	(57,673)	(77,437)
	Other income (expense)	12,180	(166)	8,866	12,014	5,802
	Loss on disposition of real estate property	343	2,346	878	2,689	5,884
	Adjustments for unconsolidated JVs' and non-controlling interests	(325)	331	—	6	—
	AFFO attributable to common shareholders	$497,647	$488,120	$428,126	$985,767	$842,702

(15)	The shares used in the computation of basic and diluted FFO and AFFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share, FFO per share and AFFO per share	84,399	81,814	79,479	83,114	79,361
	Effect of dilutive securities:
	Employee equity awards	368	276	273	357	385
	Shares used in computing diluted net income per share, FFO per share and AFFO per share	84,767	82,090	79,752	83,471	79,746

	Basic FFO per share	$4.18	$3.99	$3.64	$8.17	$7.31
	Diluted FFO per share	$4.16	$3.97	$3.63	$8.14	$7.28

	Basic AFFO per share	$5.90	$5.97	$5.39	$11.86	$10.62
	Diluted AFFO per share	$5.87	$5.95	$5.37	$11.81	$10.57

CONTACT: Equinix Investor Relations Contacts: Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com, Chip Newcom, Equinix, Inc., (650) 598-6262, cnewcom@equinix.com, Equinix Media Contact: David Fonkalsrud, Equinix, Inc., (650) 598-6240, dfonkalsrud@equinix.com